UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 28, 2025, the Board of Directors (the “Board”) of Syros Pharmaceuticals, Inc. (the “Company”) approved the voluntary delisting of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Company has notified The Nasdaq Stock Market LLC (“Nasdaq”) of its intent to file a Form 25 with the Securities and Exchange Commission (the “SEC”) relating to the delisting of the Common Stock on or about March 10, 2025, and anticipates that the delisting of the Common Stock will become effective 10 days after the filing.

As previously reported, on January 6, 2025, the Company received deficiency letters from the Listing Qualifications Department of Nasdaq providing notice that the Company was out of compliance with the following listing standards of the Nasdaq Global Select Market:

•	the bid price for the Common Stock closed below $1.00 per share for more than 35 consecutive business days;

•	the Minimum Value of Listed Securities, as defined by Nasdaq, of the Common Stock was below the minimum $50 million requirement for more than 30 consecutive business days; and

•	the Market Value of Publicly Held Shares, as defined by Nasdaq, of the Common Stock was below the minimum $15 million requirement for more than 35 consecutive business days.

The Board made the decision to pursue delisting and deregistration of the Common Stock following its review and careful consideration of several factors. First, and as previously disclosed, the Company’s SELECT-MDS-1 Phase 3 trial evaluating tamibarotene in combination with azacitidine failed to meet its primary endpoint of complete response rate, which failure resulted in an event of default under the Company’s loan and security agreement with Oxford Finance, LLC (“Oxford”). The Company has agreed to operate its business as a wind-down and limit its expenditures in accordance with a budget approved by Oxford. The Board also considered the Company’s current and likely future non-compliance with the continued listing requirements of Nasdaq that would inevitably result in delisting of the Common Stock by Nasdaq, as well as the required personnel resources, high costs and regulatory burdens relating to ongoing Nasdaq reporting requirements that have resulted and would continue to result in significant operating expense. In light of these factors, the Board determined that it is in the Company’s best interests that the Company take steps designed to preserve sufficient cash to fund an orderly wind down of the Company’s operations and to maximize the Company’s cash position for the benefit of its stakeholders.

Upon the effectiveness of the Form 25, the Company also intends to file a Form 15 with the SEC on or about March 20, 2025 to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of the filing of the Form 15, the Company will be relieved of its obligation to file certain reports under Section 15(d) of the Exchange Act. The Company will be relieved of all reporting obligations under the Exchange Act upon the effectiveness of the deregistration. The Company expects that the deregistration of the Common Stock will become effective 90 days after the filing of the Form 15 with the SEC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 28, 2025, each of Peter Wirth, Marsha H. Fanucci, and Nancy Simonian, M.D., notified the Board of such director’s resignation from the Board and all committees or subcommittees thereof, effective immediately. These resignations were not the result of any disagreement with the Company.

Effective March 1, 2025, Gerald Quirk will cease to serve as Chief Executive Officer and President of the Company. Mr. Quirk will continue to serve on the Board as a director, as discussed in greater detail in (d) below, and will serve as a consultant to the Company.

(d)

On February 28, 2025, Gerald Quirk was appointed to the Board. Mr. Quirk has previously received compensation for his services as an officer of the Company, including during the fiscal years ended December 31, 2023 and 2024. During fiscal 2023, Mr. Quirk’s compensation was based on an annual salary of $480,000, which was pro-rated at (i) 50% from January 2023 to September 2023 and (ii) 80% from September 2023 to December 2023, in each case to reflect Mr. Quirk’s provision of service on a part-time basis. In December 2023, Mr. Quirk began serving on a full-time basis and accordingly was compensated at the full annual salary of $480,000 from December 2023 through February 2024. In February 2024, Mr. Quirk’s annual salary was increased to $488,373. In November 2024, in connection with his appointment as the Company’s President and Chief Executive Officer, Mr. Quirk’s salary was increased to $636,000, which salary remained in effect through his departure in February 2025.

Item 8.01	Other Events.

On February 28, 2025, the Company appointed Matthew Foster as its Chief Restructuring Officer, effective as of March 1, 2025.

Also on February 28, 2025, the Company issued a press release announcing its decision to voluntarily delist the Common Stock from Nasdaq and its intent to deregister the Common Stock under the Exchange Act. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the expected timing of the delisting from Nasdaq and deregistration of the Company’s common stock, the Company’s ability to preserve cash in order to adequately fund an orderly wind down of the Company’s operations, and the Company’s actions to maximize the Company’s cash position for the benefit of its stakeholders. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including those risks described under the caption “Risk Factors” in Syros’ Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each of which is on file with the SEC, and risks described in other filings that the Company may make with the SEC in the future. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: February 28, 2025	By:	/s/ Gerald Quirk
Gerald Quirk
President & Chief Executive Officer